UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
April 24, 2024
Star Equity Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35947	33-0145723
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

53 Forest Ave, Suite 101
Old Greenwich, CT 06870
(Address of principal executive offices, including zip code)

(203) 489-9500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	STRR	NASDAQ Global Market
Series A Cumulative Perpetual Preferred Stock, par value $0.0001 per share	STRRP	NASDAQ Global Market
Series C Participating Preferred Stock, par value $0.0001 per share Purchase Rights
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§232.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement
On April 24, 2024, KBS Builders, Inc. (the “Borrower”), a wholly-owned subsidiary of the Star Equity Holdings, Inc. (the “Company”), entered into a Loan and Security Agreement (the “Keybank Loan Agreement”) with Keybank National Association (“Keybank”) providing the Borrower with a working capital line of credit of up to $4,000,000, subject to the conditions and procedures set forth in the Keybank Loan Agreement. All borrowings under the Keybank Loan Agreement bear interest at the Adjusted Daily SOFR Rate (as defined in the Keybank Loan Agreement) plus 3%, with interest payable monthly and the outstanding principal balance payable on April 30, 2025 (the “Maturity Date”).
The Keybank Loan Agreement also provides for certain fees payable to Keybank during its term. The initial term of the Keybank Loan Agreement expires on the Maturity Date but may be extended from time to time at the request of the Borrower, subject to approval by Keybank. The Borrower’s obligations under the Keybank Loan Agreement are guaranteed by the Company and secured by all of the Borrower’s inventory, equipment, accounts and other intangibles, and all proceeds of the foregoing.
The Keybank Loan Agreement contains representations, warranties, affirmative and negative covenants, events of default and other provisions customary for financings of this type. The occurrence of any event of default under the Keybank Loan Agreement may result in the obligations of the Borrower becoming immediately due and payable.
Simultaneous with the execution of the Keybank Loan Agreement, the Company entered into that certain Guaranty, April 24, 2024 (the “Guaranty”), pursuant to which the Company agreed to guarantee all amounts borrowed by the Borrower under the Keybank Loan Agreement.
The foregoing descriptions of the Keybank Loan Agreement and the Guaranty do not purport to be complete and are qualified in their entirety by the terms and conditions of the Keybank Loan Agreement and Guaranty, copies of which are filed as Exhibit 10.1 and Exhibit 10.2 hereto, respectively.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information contained in Item 1.01 is incorporated by reference into this Item 2.03.

Item 8.01	Other Events.
On April 25, 2024, the Company issued a press release announcing the entry into the Keybank Loan Agreement. A copy of the above referenced press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01.  Financial Statements and Exhibits
(d)  Exhibits:

Exhibit No.	Description

99.1	Press release dated April 25, 2024
10.1	Loan and Security Agreement by and between KBS Builders, Inc. and Keybank National Association, dated as of April 24 2024.
10.2	Guaranty, dated April 24, 2024, by Star Equity Holdings, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Star Equity Holdings, Inc.

By:	/s/ Richard K. Coleman, Jr.
Richard K. Coleman, Jr. Chief Executive Officer
Date:     April 26, 2024